Exhibit 3

All Correspondence to: Computershare Investor Services PLC The Pavilions, Bridgwater Road, Bristol, BS99 6ZY MR A SAMPLE < DESIGNATION> SAMPLE STREET SAMPLE TOWN SAMPLE CITY 000001 SAMPLE COUNTY AA11 1AA Form of Proxy - Annual General Meeting to be held on 18 June 2020 Cast your Proxy online...It’s fast, easy and secure! Control Number: tbc www.investorcentre.co.uk/eproxy SRN: C0000000000 You will be asked to enter the Control Number, Shareholder Reference Number (SRN) and PIN shown PIN: 1245 opposite and agree to certain terms and conditions. View the Annual Report online: www.autolus.com/investor-relations Register at www.investorcentre.co.uk - elect for electronic communications & manage your shareholding online! To be effective, all proxy appointments must be lodged with the Company’s Registrars at: Computershare Investor Services PLC, The Pavilions, Bridgwater Road, Bristol BS99 6ZY by 16 June 2020 at 1.00 pm. Explanatory Notes: 1. Autolus Therapeutics plc (the “Company”) has announced that the annual general meeting (the “Meeting”) will be held at the date, time, and location identified on the reverse. In order to ensure that the Meeting may proceed on Thursday, 18 June 2020 in compliance with certain compulsory measures passed into law by the UK government on 26 March 2020 which prohibit, amongst other things, public gatherings of more than two people (subject to limited exceptions) (the “Stay at Home Measures”), arrangements have been made for a quorum of two shareholders only to be present at the Meeting this year. On this basis, the Company’s board of directors (the “Board”) has concluded that as long as the Stay at Home Measures remain in force, shareholders must not attend the Meeting in person this year. Holders of ordinary shares in the capital of the Company will not be able to attend the Meeting. In compliance with the Stay at Home Measures, it is expected that no members of the Board will attend the Meeting in person. 2. Every holder has the right to appoint some other person(s) of their choice, who need not be a shareholder, as his proxy to exercise all or any of his rights, to attend, speak and vote on their behalf at the Meeting. If you wish to appoint a person other than the Chairman, please insert the name of your chosen proxy holder in the space provided (see reverse). If the proxy is being appointed in relation to less than your full voting entitlement, please enter in the box next to the proxy holder’s name (see reverse) the number of shares in relation to which they are authorised to act as your proxy. If returned without an indication as to how the proxy shall vote on any particular matter, the proxy will exercise his discretion as to whether, and if so how, he votes (or if this proxy form has been issued in respect of a designated account for a shareholder, the proxy will exercise his discretion as to whether, and if so how, he votes). This year however, in light of the restricted physical attendance at the Meeting, you must appoint ‘the Chairman of the Meeting’ as your proxy in order for your vote to be counted at the Meeting. Other proxies appointed will not be permitted to attend the Meeting. 3. To appoint more than one proxy, an additional proxy form(s) may be obtained by contacting the Registrar’s helpline on 0370 703 6238 or you may photocopy this form. Please indicate in the box next to the proxy holder’s name (see reverse) the number of shares in relation to which they are authorised to act as your proxy. Please also indicate by marking the box provided if the proxy instruction is one of multiple instructions being given. All forms must be signed and should be returned together in the same envelope. While a shareholder may appoint more than one proxy in relation to the Meeting, given that this year’s Meeting is a closed meeting, shareholders must appoint ‘the Chairman of the Meeting’ as their proxy over all shares held to ensure all votes are able to be exercised and counted at the Meeting. 4. The ‘Vote Withheld’ option overleaf is provided to enable you to abstain on any particular resolution. However, it should be noted that a ‘Vote Withheld’ is not a vote in law and will not be counted in the calculation of the proportion of the votes ‘For’ and ‘Against’ a resolution. 5. Pursuant to Regulation 41 of the Uncertificated Securities Regulations 2001, entitlement to attend and vote at the Meeting and the number of votes which may be cast thereat will be determined by reference to the Register of Members of the Company at close of business on the day which is two days before the day of the Meeting. Changes to entries on the Register of Members after that time shall be disregarded in determining the rights of any person to attend and vote at the Meeting. 6. To appoint one or more proxies or to give an instruction to a proxy (whether previously appointed or otherwise) via the CREST system, CREST messages must be received by the issuer’s agent (ID number 3RA50) not later than 48 hours before the time appointed for holding the Meeting. For this purpose, the time of receipt will be taken to be the time (as determined by the timestamp generated by the CREST system) from which the issuer’s agent is able to retrieve the message. The Company may treat as invalid a proxy appointment sent by CREST in the circumstances set out in Regulation 35(5)(a) of the Uncertificated Securities Regulations 2001. 7. The above is how your address appears on the Register of Members. If this information is incorrect please ring the Registrar’s helpline on 0370 703 6238 to request a change of address form or go to www.investorcentre.co.uk to use the online Investor Centre service. 8. Any alterations made to this form should be initialled. 9. While the completion and return of this form will not preclude a member from attending Meeting this year will be run as a closed meeting, please note that shareholders will therefore not be able to attend in person. Kindly Note: This form is issued only to the addressee(s) and designated account printed hereon. This personalised form is different: (i) account holders; or (ii) uniquely designated accounts A SAMPLE Computershare Investor Services PLC accept no liability for Designation> not comply with these conditions. Additional Holder 1 Additional Holder 2 Additional Holder 3 Additional Holder 4 933426-003 24May20 00:24 Page 296 *00000101010030* 165529_185659_MAIL/000001/000001/SG601/i12

Form of Proxy Please complete this box only if you wish to appoint a third party proxy other than the Chairman (see explanatory notes overleaf). Please leave this box blank if you want to select the Chairman. Do not insert your own name(s). * C0000000000 I/We hereby appoint the Chairman of the Meeting OR the person indicated in the box above as my/our proxy to attend, speak and vote in respect of my/our full voting entitlement* on my/our behalf at the Annual General Meeting of Autolus Theraputics plc to be held at Mediaworks, 5th Floor, 191 Wood Lane, London W12 7FP, United Kingdom on 18 June 2020 at 1.00 pm, and at any adjourned meeting. * For the appointment of more than one proxy, please refer to Explanatory Please use a pen. Mark with an black X Please mark here to indicate that this proxy appointment being made. inside the box as shown in this example. Vote Report and accounts For Against Withheld 1. To receive and adopt the Company’s accounts for the 15-month period ending 31 December 2019 and the associated reports of the Directors and auditors (the “2019 Annual Report and Accounts”). Directors’ remuneration report 2. To approve the Directors’ remuneration report set out on pages 16 to 41 (inclusive) of the 2019 Annual Report and Accounts. Reappointment of auditors and determination of auditors’ remuneration 3. To re-appoint Ernst & Young LLP as auditors of the Company to hold office from the conclusion of the Annual General Meeting until the conclusion of the Annual General Meeting of the Company to be held in 2021 and to authorise the Directors to determine the auditors’ remuneration. Director re-election 4. To re-elect Mr. J Berriman as a Director. Director re-election 5. To re-elect Dr. K Dhingra as a Director. I/We instruct my/our proxy as indicated on this form. Unless he or she sees fit or abstain in relation to any business of the Meeting. Signature In the case of a corporation, this proxy must be given under its common seal or be signed on its behalf by an attorney or officer duly authorised, stating their capacity (e.g. director, secretary). 933426-003 24May20 00:24 Page 297 H 7 2 1 0 2 A T O